UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2012

NEXTWAVE WIRELESS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33226	20-5361360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 305, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (619) 573-1570

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2012, NextWave Wireless Inc. (“we” or “NextWave”) entered into an amendment (the “Amendment”) of a warrant originally issued on April 8, 2009 (the “Warrant”) to Sola Ltd. (“Sola”). As of December 31, 2011, Sola and its affiliates beneficially owned 3,747,694 shares, or 14.2%, of our issued and outstanding common stock; $34.3 million, or 25%, of the aggregate principal amount of our Senior Secured Notes due 2012; $42.8 million, or 22%, of the aggregate principal amount of our Senior-Subordinated Secured Second Lien Notes due 2013; and $79.8 million, or 12%, of the aggregate principal amount of our Third Lien Subordinated Secured Convertible Notes due 2013. The Warrant is exercisable for 357,143 shares of common stock for an exercise price of $0.07 per share. Under the terms of the Amendment, the expiration of the exercise period of the Warrant was extended to April 5, 2013. Sola agreed to pay any costs incurred by NextWave in connection with the warrant extension and had indicated its intention to exercise the warrant on a cashless exercise basis absent the extension.

The Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

As described above, the following exhibits are filed with this report:

    Exhibit 4.1 – Amendment No. 1 to Warrant Agreement, entered into on April 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Executive Vice President and Chief Financial Officer

Date: April 16, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1 to Warrant Agreement, entered into on April 16, 2012.